                                  EXHIBIT 10.28

                     VICTOR INSETTA COMPENSATION ARRANGEMENT

            On May 2, 2006, the Compensation Committee of the Board of Directors
of the Company approved an increase in salary for Victor Insetta, the Company's
Chairman, President and Chief Executive Officer, from $390,000 to $425,000 per annum, effective June 1, 2006.